Exhibit 99.1

N E W S   R E L E A S E

Contact:

Phillip C. Bowman, CEO

Kevin P. Huffman, President, COO

Telephone:  (301) 352-3120

Website:  www.twsb.com

WSB Holdings, Inc. Announces Second Quarter Results

BOWIE, MD — July 26, 2010 - WSB Holdings, Inc. (Nasdaq: “WSB”), the parent company of Washington Savings Bank, F.S.B., (the “Bank”) today announced results of operations for both its second quarter and the six month period ending June 30, 2010.  WSB reports net loss of $2.4 million or $(0.31) per basic and diluted share for the three months ended June 30, 2010, compared to net loss of $41,000 or $(0.01) per basic and diluted share for the comparable period of the prior year.  WSB reports net loss for the first six months of 2010 of $2.2 million, or $(0.28) per basic and diluted share, compared to net loss of $1.6 million, or $(0.20) per basic and diluted share for the six month period ending June 30, 2009.  The increase in net loss for the three and six month periods ending June 30, 2010 is primarily the result of allocating an additional $2.4 million to the Bank’s allowance for loan losses and an increase in non-interest expense, primarily as a result of a one-time pre-payment penalty as a result of unwinding $30.0 million in other borrowings during the second quarter.

“While we continue our efforts to improve asset quality for the Bank, the challenges caused by the recent recession and continuing high unemployment levels and uncertain real estate valuations, have required the Bank to shorten the loss history look back period used for its Allowance for Loan Losses estimates from 36 months to 12 months.  As a result of higher levels of charge-offs during the preceding twelve-month period, this change in the look back period required us to increase our loan loss reserves even though we see signs of improvements in asset quality, such as a 26% decrease in the total non-performing loans to total loans held for investments, a 16% decrease in total non-performing assets to total assets and a 16% increase in the allowance as a percentage of total gross loans held-for-investment bringing the percentage to 3.82% from 3.28% as compared to December 31, 2009.  Management will continue to assess the risks and make the necessary adjustments” said Phillip C. Bowman, Chief Executive Officer.  “While we are disappointed with the need of additional reserves caused by the accounting change, this will continue to allow us to deal with our asset quality issues in a timely manner.”

During the quarter the Bank decided to use current excess cash and the sale of some securities to unwind and pay off the outstanding borrowings that we had with a third party.  While this transaction resulted in a pre-payment penalty and therefore increased the net loss for the quarter, the reduction of the debt as well as the release of the remaining securities that were used to collateralize this borrowing will allow the Bank to reduce its cost of funds going forward. This reduction in borrowings was part of management’s efforts this year to continue to strengthen the balance sheet for the future.

Mr. Bowman continued, “While we are disappointed by the loss during this period, we are pleased with the continued improvement in the health of our balance sheet.  Despite the loss the Bank saw little change in its regulatory capital ratios this past period and the Bank continues to be well in excess of the ‘well capitalized’ standards.  With these improvements, we are confident that we will manage through this difficult economic environment and return to providing our shareholders the value that they expect”.

About The Washington Savings Bank, F.S.B.

The Washington Savings Bank, F.S.B. is a $410 million full service community bank serving the business and consumer needs of the Washington, Baltimore, Annapolis, and Southern Maryland communities.

Headquartered in the Baltimore-Washington corridor, WSB serves the banking needs of growing businesses with commercial lending facilities, commercial real estate financing, residential mortgages, and residential construction financing for both developers and individual home owners.  The Bank offers a full range of deposit services and products for both consumers and businesses, through internet banking and its branches located in Anne Arundel, Prince George, and Charles counties.  Remote deposit capture services for our commercial customers now allow us a commercially viable means to serve the depository needs of businesses beyond our branch network.  The Bank continues to offer FDIC insurance coverage of $250,000 per depositor.  The Dodd-Frank Wall Street Reform and Consumer Protection Act signed on July 21, 2010, made permanent the current standard maximum deposit insurance amount of $250,000.

For more information, visit http://www.twsb.com or call 301-352-3120.

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,
	2010	2009	% Change
Interest Income	$5,562,000	$6,333,000	(12)%
Interest Expense	$2,300,000	$3,616,000	(36)%
Net Interest Income	$3,262,000	$2,717,000	20%
Non-Interest Income	$1,413,000	$648,000	118%
Non-Interest Expenses	$6,051,000	$3,249,000	86%
Provision for Loan Losses	$2,400,000	$250,000	860%
Net Loss	$(2,422,000)	$(41,000)	5807%
Basic Loss Per Share	$(0.31)	$(0.01)	(3000)%
Diluted Loss Per Share	$(0.31)	$(0.01)	(3000)%
Dividends Declared Per Share	$0.00	$0.04	(100)%
Average Shares Outstanding	7,876,610	7,849,732	0%
Average Diluted Shares Outstanding	7,876,610	7,849,732	0%

	Six Months Ended June 30,
	2010	2009	% Change
Interest Income	$11,144,000	$12,683,000	(12)%
Interest Expense	$4,859,000	$7,216,000	(33)%
Net Interest Income	$6,284,000	$5,467,000	15%
Non-Interest Income	$1,879,000	$1,161,000	62%
Non-Interest Expenses	$9,480,000	$6,404,000	48%
Provision for Loan Losses	$2,400,000	$2,750,000	(13)%
Net Loss	$(2,168,000)	$(1,574,000)	(38)%
Basic Loss Per Share	$(0.28)	$(0.20)	(40)%
Diluted Loss Per Share	$(0.28)	$(0.20)	(40)%
Dividends Declared Per Share	$0.00	$0.08	(100)%
Average Shares Outstanding	7,866,171	7,847,516	0%
Average Diluted Shares Outstanding	7,866,171	7,847,516	0%

	As of
	June 30, 2010	December 31, 2009	% Change
Total Assets	$417,707,000	$437,954,000	(5)%
Total loans held-for-investment	$243,946,000	$249,236,000	(2)
Total non performing loans to total loans held for investment	7.95%	10.80%	(26)%
Allowance as a percentage of total gross loans held-for-investment	3.82%	3.28%	16%
Total non-performing loans to total assets	4.65%	6.15%	(24)%
Total non-performing assets to total assets	6.27%	7.45%	(16)%
Deposits and borrowings	352,544,000	382,821,000	(8)%
Total Stockholders’ Equity	52,166,000	52,857,000	(1)%
Book Value Per Share	$6.61	$6.73	(2)%
Return on Average Assets	(0.99)%	(1.26)%	21%
Return on Average Equity	(8.05)%	(10.58)%	24%

	Washington Savings Bank, F.S.B.		To be Considered Well Capitalized Under Prompt Corrective Action		Excess over Levels to be Considered Well Capitalized Under Prompt Corrective Action
As of June 30, 2010:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 capital (to risk weighted assets)	$44,782,158	17.45%	$15,400,472	6.00%	$29,381,686	11.45%
Total capital (to risk weighted assets)	44,157,739	17.20%	25,667,454	10.00%	18,490,285	7.20%
Core capital (leverage) (to tangible assets)	44,782,158	10.85%	20,635,330	5.00%	24,146,828	5.85%

Forward-Looking Statements: The statements in this release regarding improvements in asset quality, the Company’s ability to manage through the current economic environment and future value to shareholders are forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statement made in this release. Potential risks and uncertainties include, but are not limited to, further deterioration in the housing market or in general economic conditions in our market areas, the impact of new governmental regulations, and unexpected changes in interest rates, deposit flows, loan demand and real estate values, as well as other risks and uncertainties, as described by WSB in its Annual Report on Form 10-K for the year ended December 31, 2009, and in such other reports filed with the Securities and Exchange Commission and Office of Thrift Supervision, which are available on the Bank’s website at www.twsb.com.  WSB will not update forward-looking statements to reflect events or developments after a forward-looking statement was made.